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                                                             Exhibit 23(b)



                             [DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") on Form S-8 of our reports dated February 23, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 26, 1997 and to the reference to us under the heading "Experts" in the Prospectus dated February 18, 1997, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

June 2, 1998